PROMISSORY NOTE

$20,000,000                                  New York, New York
                                             August, 1995

     FOR VALUE RECEIVED, each of the undersigned, SIGNAL
APPAREL COMPANY, INC., an Indiana corporation ("Signal"), THE SHIRT SHED, INC., a Delaware corporation ("SSI") and AMERICAN MARKETING WORKS, INC. ("AMW"), hereby jointly and severally unconditionally promises to pay on the Maturity Date to the order of WALSH GREENWOOD & CO. (the "Lender"), at its office located at One East Putnam Avenue, Greenwich, Connecticut 06830, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) TWENTY MILLION DOLLARS ($20,000,000) and (b) the aggregate unpaid principal amount of all Loans made pursuant to Section 2.1 of the Credit Agreement referred to below, and to pay interest in like money at such office on the unpaid principal amount hereof from time to time on the dates and in the manner as provided in
Section 2.5 of the Credit Agreement, at the rate which is the lesser of (a) the applicable rate per annum set forth in Section
2.5 of the Credit Agreement, and (b) the maximum rate of interest which may be charged or collected by the Lender under applicable law, until paid in full (both before and after judgment).

     The holder of this Note is authorized to, and so long as it holds this Note shall, record the date and amount of each Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, the date and amount of each payment of prepayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the joint and several obligations of the undersigned under this Note or under the Credit Agreement.

     This Note is the Replacement Note referred to in the First Amendment to Credit Agreement, dated as of August 10, 1995 (which together with the Credit Agreement, dated as of March 31, 1995, and as subsequently amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned and the Lender, is entitled to the benefits thereof, is secured as provided therein and is subject to optional prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.


     This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New
York.

SIGNAL APPAREL COMPANY, INC.

By: /s/William Watts
   ---------------------------
Name: William Watts
Title: Chief Financial Officer


THE SHIRT SHED, INC.

By: /s/William Watts
   ---------------------------
Name: William Watts
Title: Chief Financial Officer


AMERICAN MARKETING WORKS, INC.

By: /s/William Watts
   ---------------------------
Name: William Watts
Title: Vice President - Finance



THIS NOTE IS SUBJECT IN ITS ENTIRETY TO THE INTERCREDITOR AGREEMENT DATED AS OF THE DATE HEREOF AMONG THE MAKER, WALSH GREENWOOD & CO., BNY FINANCIAL CORPORATION AND GREYROCK CAPITAL GROUP, INC., AND NO PAYMENTS MAY BE RECEIVED BY WALSH GREENWOOD & CO. OR ANY HOLDER HEREOF UNLESS EXPLICITLY PERMITTED THEREBY.

16058V.01!